UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2013

LIGHTYEAR NETWORK SOLUTIONS, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation or organization)		No.)

1901 Eastpoint Parkway

Louisville, Kentucky 40223

(Address of Principal Executive Offices)

502-244-6666

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 26, 2013, Lightyear Network Solutions, Inc. (the “Company”) held a special meeting of its stockholders. At the special meeting, the Company’s stockholders:

1.          Approved the adoption of the Asset Purchase Agreement, executed May 13, 2013 and effective May 10, 2013 (the “Asset Sale Agreement”), by and among the Company and Birch Communications, Inc. (“Birch”), which provides for the Company’s sale of substantially all of its operating assets to Birch (the “Asset Sale”);

2.          Approved, on an advisory basis, certain executive compensation payable as a result of the Asset Sale (the “Asset Sale-Related Compensation”);

3.          Approved the adoption of an amendment to the Company’s Articles of Incorporation to change the Company’s corporate name to “LYNS INC.”, contingent on and effective upon the consummation of the Asset Sale (the “Change of Corporate Name”); and

4.           Approved the adoption of the Plan of Dissolution (the “Plan of Dissolution”).

5.          Approved the adjournment of the special meeting to a later date, if necessary, to solicit additional proxies if there were not sufficient votes to approve the proposal to adopt the Asset Sale Agreement.

Because there were sufficient votes from the Company’s stockholders to approve the proposal to adopt the Asset Sale Agreement, it was not necessary to adjourn the special meeting to solicit additional proxies.

Each proposal is described in detail in the Company’s definitive proxy statement dated and filed with the Securities and Exchange Commission (the “SEC”) on June 27, 2013. Stockholders owning a total of 11,838,862 shares voted at the special meeting, representing approximately 53.6% of the shares of the Company’s common stock outstanding as of the record date of the special meeting.

The final results of voting on each of the matters submitted to a vote of the stockholders during the special meeting are set forth below:

Approval of Asset Sale Agreement

For	Against	Abstain	Broker Non-Votes
11,779,253	58,983	626	-0-

Approval of Asset Sale-Related Compensation

For	Against	Abstain	Broker Non-Votes
11,774,187	62,983	1,692	-0-

Approval of Change of Corporate Name

For	Against	Abstain	Broker Non-Votes
11,779,253	58,983	626	-0-

Approval of Plan of Dissolution

For	Against	Abstain	Broker Non-Votes
11,776,762	58,983	3,117	-0-

Approval of Adjournment of the Special Meeting

For	Against	Abstain	Broker Non-Votes
11,779,253	58,983	626	-0-

Item 8.01 Other Events.

Immediately after the filing of this Form 8-K with the SEC, the Company, in an effort to reduce costs and maximize the Company’s assets, intends to (i) terminate the registration of its common stock under the Securities Exchange Act of 1934 pursuant to Section 12(g)(4) of that act and (ii) intends to “go dark” by filing the forms necessary to suspend its duty to file periodic reports with the SEC, such as quarterly and annual reports. Neither deregistration nor “going dark” requires stockholder approval, and neither action was voted on at the special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTYEAR NETWORK SOLUTIONS, INC.

Date: July 26, 2013	By:	/s/ Stephen M. Lochmueller
Stephen M. Lochmueller
Chief Executive Officer